EXHIBIT 5.1(b)

April 10, 2015

The Board of Directors

Synthetic Biologics, Inc.

155 Gibbs Street, Suite 412

Rockville, MD 20850

Re:	Synthetic Biologics, Inc. Form S-3 dated as of April 10, 2015

Gentlemen:

We have acted as special Nevada counsel to Synthetic Biologics, Inc., a Nevada corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (as amended, the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company of up to $100,000,000 offering price of (i) shares of the Company’s common stock, $0.001 par value per share (“Common Stock”); (ii) warrants (“Warrants”); and (iii) units (“Units”). The Common Stock, Warrants and Units, plus any additional Common Stock, Warrants and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Act in connection with the offering by the Company contemplated by the Registration Statement, are referred to herein collectively as the “Securities.”

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issuance of the Securities. In that regard, our opinion is limited to issuances of Common Stock, since the Company has obtained the opinion of a different firm on issuances of Warrants and Units.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Nevada Revised Statutes (the “NRS”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

Materials Reviewed

In arriving at the opinions expressed below we have reviewed and relied upon the following:

1.	Articles of Incorporation of Adeona Pharmaceuticals, Inc. (20080829837-57) filed with the Nevada Secretary of State on December 23, 2008.

2.	Articles of Merger (20090740844-88) filed with the Nevada Secretary of State on October 15, 2009, along with the Agreement and Plan of Merger attached thereto.

3.	Amended and Restated By-Laws of Adeona Pharmaceuticals, Inc., adopted and effective as of October 31, 2011 (unsigned).

4.	The Certificate of Good Standing of the Company issued by the Nevada Secretary of State, on April 6, 2015.

5.	Secretary’s Certificate from the Secretary of the Company dated April 10, 2015

6.	Minutes of the Board of Directors of the Company, dated as of April 7, 2015.

(the “Reliance Documents”)

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Reliance Documents, Registration Statement, and upon such other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed herein.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificate and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all instruments, agreements, and other documents by the parties thereto; (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We have assumed that the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority, or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate prospectus supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act and the Securities or Blue Sky Laws of various states and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) any purchase, underwriting, warrant, deposit, unit or similar agreement (collectively the “Securities Agreements”) relating to the Securities being offered will be duly authorized, executed and delivered by the Company and other parties thereto; (v) the terms of any Warrants and Units included in any Securities offered and issued as executed and delivered are as described in the Registration Statement; and (vi) the number of shares of Common Stock offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock.

Opinions

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the NRS.

These opinions are for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in each of the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Securities. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

PARSONS BEHLE & LATIMER

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